EXHIBIT 8(b)














                          TAX-MANAGED GROWTH PORTFOLIO


                         -----------------------------

                       REVISED PROCEDURES FOR ALLOCATIONS
                                AND DISTRIBUTIONS

                             Effective May 14, 1997

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
ARTICLE I--Introduction .......................................................1

ARTICLE II--Definitions .......................................................1

ARTICLE III--Capital Accounts

     Section 3.1    Capital Accounts of Holders ...............................4
     Section 3.2    Book Capital Accounts .....................................4
     Section 3.3    Tax Capital Accounts ......................................4
     Section 3.4    Compliance with Treasury Regulations ......................5

ARTICLE IV--Distributions of Cash and Assets

     Section 4.1    Distributions of Distributable Cash .......................5
     Section 4.2    Division Among Holders ....................................5
     Section 4.3    Distributions Upon Liquidation of a Holder's
                       Interest in the Trust ..................................5
     Section 4.4    Amounts Withheld ..........................................5

ARTICLE V--Allocations

     Section 5.1    Allocation of Items to Book Capital Accounts ..............6
     Section 5.2    Allocation of Taxable Income and Tax Loss
                       to Tax Capital Accounts.................................6
     Section 5.3    Special Allocations to Book and Tax Capital
                       Accounts ...............................................7
     Section 5.4    Other Adjustments to Book and Tax Capital
                       Accounts ...............................................7
     Section 5.5    Timing of Tax Allocations to Book and Tax
                       Capital Accounts .......................................7
     Section 5.6    Redemptions During the Fiscal Year ........................8

ARTICLE VI--Withdrawals

     Section 6.1    Partial Withdrawals .......................................8
     Section 6.2    Redemptions ...............................................8
     Section 6.3    Distribution in Kind.......................................8

ARTICLE VII--Liquidation

     Section 7.1    Liquidation Procedure .....................................8
     Section 7.2    Alternative Liquidation Procedure .........................9
     Section 7.3    Cash Distributions Upon Liquidation .......................9
     Section 7.4    Treatment of Negative Book Capital
                       Account Balance ........................................9

                                 PROCEDURES FOR
                          ALLOCATIONS AND DISTRIBUTIONS
                                       OF
                          TAX-MANAGED GROWTH PORTFOLIO
                                  (the "Trust")

                              --------------------

                                    ARTICLE I

                                  Introduction
                                  ------------

     The Trust is treated as a partnership for federal income tax purposes. These procedures have been adopted by the Trustees of the Trust and will be furnished to the Trust's accountants for the purpose of allocating Trust gains, income or loss and distributing Trust assets. The Trust will maintain its books and records, for both book and tax purposes, using the accrual method of accounting.

                                   ARTICLE II

                                   Definitions
                                   -----------

     Except as otherwise provided herein, a term referred to herein shall have the same meaning as that ascribed to it in the Declaration. References in this document to "hereof", "herein" and "hereunder" shall be deemed to refer to this document in its entirety rather than the article or section in which any such word appears.

     "Book Capital Account" shall mean, for any Holder at any time in any Fiscal Year, the Book Capital Account balance of the Holder on the first day of the Fiscal Year, as adjusted each day pursuant to the provisions of Section 3.2 hereof.

     "Book Value" means, with respect to any asset, the asset's adjusted basis for Federal income tax purposes, except as follows:

     (a) Any asset contributed by a Holder to the Trust shall be treated as having been purchased and the initial Book Value of such asset shall be the fair market value of such asset as of the date of contribution;

     (b) A revaluation of any asset under Section 5.1(a) or 5.1(b) shall be treated as a purchase of such Trust asset, and the Book Value of such Trust asset shall be adjusted to equal its Fair Market Value as of the date of such revaluation;

     (c) The distribution by the Trust of an asset to a Holder shall be treated as a sale of such asset, and the Book Value of any Trust asset distributed to any Holder shall be the Fair Market Value of such assets as of the date of distribution.


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


     "Capital Contribution" shall mean, with respect to any Holder, the amount of money and the Fair Market Value of any assets actually contributed from time to time to the Trust with respect to the Interest held by such Holder.

     "Code" shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, as well as any non-superseded provisions of the Internal Revenue Code of 1954, as amended (or any corresponding provision or provisions of succeeding law).

     "Declaration" shall mean the Trust's Declaration of Trust, dated October 23, 1995, as amended from time to time.

     "Designated Expenses" shall mean extraordinary Trust expenses attributable to a particular Holder that are to be borne by such Holder.

     "Distributable Cash" for any Fiscal Year shall mean the gross cash proceeds from Trust activities, less the portion thereof used to pay or establish Reserves, plus such portion of the Reserves as the Trustees, in their sole discretion, no longer deem necessary to be held as Reserves. Distributable Cash shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances.

     "Fair Market Value" of a security, instrument or other asset on any particular day shall mean the fair value thereof as determined in good faith by or on behalf of the Trustees in the manner set forth in the Registration Statement.

     "Fiscal Year" shall mean an annual period determined by the Trustees which ends on such day as is permitted by the Code.

     "Holders" shall mean as of any particular time all holders of record of Interests in the Trust.

     "Interest(s)" shall mean the interest of a Holder in the Trust, including all rights, powers and privileges accorded to Holders by the Declaration, which interest may be expressed as a percentage, determined by calculating, at such times and on such bases as the Trustees shall from time to time determine, the ratio of each Holder's Book Capital Account balance to the total of all Holders' Book Capital Account balances.

     "Investments" shall mean all securities, instruments or other assets of the Trust of any nature whatsoever, including, but not limited to, all equity and debt securities, futures contracts, and all property of the Trust obtained by virtue of holding such assets.

     "Matched Income or Loss" shall mean Taxable Income, Tax-Exempt Income or Tax Loss of the Trust comprising interest, original issue discount and dividends and all other types of income or loss to the extent the Taxable Income, Tax-Exempt Income, Tax Loss or Loss items not included in Tax Loss arising from such items are recognized for tax purposes at the same time that Profit or Loss are accrued for book purposes by the Trust.

     "Net Unrealized Gain" shall mean the excess, if any, of the aggregate Fair Market Value of all Investments over the aggregate adjusted bases, for federal income tax purposes, of all Investments.


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
     "Net Unrealized Loss" shall mean the excess, if any, of the aggregate adjusted bases, for federal income tax purposes, of all Investments over the aggregate Fair Market Value of all Investments.

     "Profit" and "Loss" shall mean, for each Fiscal Year or other period, an amount equal to the Taxable Income or Tax Loss for such Fiscal Year or period with the following adjustments:

          (i) Any Tax-Exempt Income shall be added to such Taxable Income or subtracted from such Tax Loss; and

          (ii) Any expenditures of the Trust for such year or period described in Section 705(a)(2)(B) of the Code or treated as expenditures under
     Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profit or Loss or specially allocated shall be subtracted from such Taxable Income or added to such Tax Loss.

          (iii) Gain or loss resulting from any disposition of a Trust asset shall be computed by reference to the Book Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Book Value.

     "Redemption" shall mean the complete withdrawal of an Interest of a Holder the result of which is to reduce the Book Capital Account balance of that Holder to zero.

     "Registration Statement" shall mean the Registration Statement of the Trust on Form N-1A as filed with the U.S. Securities and Exchange Commission under the 1940 Act, as the same may be amended from time to time.

     "Reserves" shall mean, with respect to any Fiscal Year, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the Trustees for working capital and to pay taxes, insurance, debt service, renewals, or other costs or expenses, incident to the ownership of the Investments or to its operations.

     "Tax Capital Account" shall mean, for any Holder at any time in any Fiscal Year, the Tax Capital Account balance of the Holder on the first day of the Fiscal Year, as adjusted each day pursuant to the provisions of Section 3.3 hereof.

     "Tax-Exempt Income" shall mean income of the Trust for such Fiscal Year or period that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss.

     "Tax Lot" shall mean securities or other property which are both purchased or acquired, and sold or otherwise disposed of, as a unit.

     "Taxable Income" or "Tax Loss" shall mean the taxable income or tax loss of the Trust, determined in accordance with Section 703(a) of the Code, for each Fiscal Year as determined for federal income tax purposes, together with each of the Trust's items of income, gain, loss or deduction which is separately stated or otherwise not included in computing taxable income and tax loss.


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
     "Treasury Regulations" shall mean the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

     "Trust" shall mean Tax-Managed Growth Portfolio, a trust fund formed under the laws of the State of New York by the Declaration.

     "Trustees" shall mean each signatory to the Declaration, so long as such signatory shall continue in office in accordance with the terms thereof, and all other individuals who at the time in question have been duly elected or appointed and have qualified as Trustees in accordance with the provisions thereof and are then in office.

     The "1940 Act" shall mean the U.S. Investment Company Act of 1940, as amended from time to time, and the rules and regulations thereunder.

                                   ARTICLE III

                                Capital Accounts
                                ----------------

     3.1. Capital Accounts of Holders. A separate Book Capital Account and a separate Tax Capital Account shall be maintained for each Holder pursuant to
Section 3.2 and Section 3.3. hereof, respectively. In the event the Trustees shall determine that it is prudent to modify the manner in which the Book Capital Accounts or Tax Capital Accounts, or any debits or credits thereto, are computed in order to comply with the Treasury Regulations, the Trustees may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Holder pursuant to Article VII hereof upon the dissolution of the Trust.

     3.2. Book Capital Accounts. The Book Capital Account balance of each Holder shall be adjusted each day by the following amounts:

     (a) increased by any increase in Net Unrealized Gains or decrease in Net Unrealized Losses allocated to such Holder pursuant to Section 5.1(a) hereof;

     (b) decreased by any decrease in Net Unrealized Gains or increase in Net Unrealized Losses allocated to such Holder pursuant to Section 5.1(b) hereof;

     (c) increased or decreased, as the case may be, by the amount of Profit or Loss, respectively, allocated to such Holder pursuant to Section 5.1(c) hereof;

     (d) increased by any Capital Contribution made by such Holder; and,

     (e) decreased by any distribution, including any distribution to effect a withdrawal or Redemption, made to such Holder by the Trust.

     Any adjustment pursuant to Section 3.2 (a), (b) or (c) above shall be prorated for increases in each Holder's Book Capital Account balance resulting from Capital Contributions, or distributions or withdrawals from the Trust or Redemptions by the Trust occurring, during such Fiscal Year as of the day after the Capital Contribution, distribution, withdrawal or Redemption is accepted, made or effected by the Trust.


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
     3.3. Tax Capital Accounts. The Tax Capital Account balance of each Holder shall be adjusted at the following times by the following amounts:

     (a) increased daily by the adjusted tax bases of any Capital Contribution made by such Holder to the Trust;

     (b) increased daily by the amount of Taxable Income and Tax-Exempt Income allocated to such Holder pursuant to Section 5.2 hereof at such times as the allocations are made under Section 5.2 hereof;

     (c) decreased daily by the amount of cash distributed to the Holder pursuant to any of these procedures including any distribution made to effect a withdrawal or Redemption; and

     (d) decreased by the amount of Tax Loss allocated to such Holder pursuant to Section 5.2 hereof at such times as the allocations are made under Section
5.2 hereof.

     3.4. Compliance with Treasury Regulations. The foregoing provisions and other provisions contained herein relating to the maintenance of Book Capital Accounts and Tax Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

     The Trustees shall make any appropriate modifications in the event unanticipated events might otherwise cause these procedures not to comply with Treasury Regulations Section 1.704-1(b), including the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(1) and Treasury Regulations
Section 1.704-1(b)(2)(iv). Such modifications are hereby incorporated into these procedures by this reference as though fully set forth herein.

                                   ARTICLE IV

                        Distributions of Cash and Assets
                        --------------------------------

     4.1.  Distributions of Distributable  Cash. Except as otherwise provided in
Article VII hereof, Distributable Cash for each Fiscal Year may be distributed to the Holders at such times, if any, and in such amounts as shall be determined in the sole discretion of the Trustees. In exercising such discretion, the Trustees shall distribute such Distributable Cash so that Holders that are regulated investment companies can comply with the distribution requirements set forth in Code Section 852 and avoid the excise tax imposed by Code Section 4982.

     4.2. Division Among Holders. All distributions to the Holders with respect to any Fiscal Year pursuant to Section 4.1 hereof shall be made to the Holders
(i) in the case of Matched Income or Loss, in proportion to the corresponding net allocations of Profit or Loss, and (ii) in the case of other items, in proportion to the respective daily average Book Capital Account balances for the Fiscal Year determined as of the date of such distribution.

     4.3. Distributions Upon Liquidation of a Holder's Interest in the Trust. Upon partial withdrwal or complete redemption of a Holder's interest in the Trust, the proceeds will be distributed to the Holder as provided in Section 5.6, Article VI, and Article VII hereof. If such Holder has a negative book capital account balance, the provisions of Section 7.4 will apply.


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
     4.4. Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any payment or distribution to the Trust or the Holders shall be treated as amounts distributed to such Holders pursuant to this Article IV for all purposes under these procedures. The Trustees may allocate any such amount among the Holders in any manner that is in accordance with applicable law.

                                    ARTICLE V

                                   Allocations
                                   -----------

     5.1. Allocation of Items to Book Capital Accounts.

     (a) Increase in Net Unrealized Gains or Decrease in Net Unrealized Losses. Any decrease in Net Unrealized Loss due to realization of items shall be allocated to the Holder receiving the allocation of Loss, in the same amount, under Section 5.1(c) hereof. Subject to Section 5.1(d) hereof, any increase in Net Unrealized Gains or decrease in Net Unrealized Loss on any day during the Fiscal Year shall be allocated to the Holders' Book Capital Accounts at the end of such day, in proportion to the Holders' respective Book Capital Account balances at the commencement of such day.

     (b) Decrease in Net Unrealized Gains or Increase in Net Unrealized Losses. Any decrease in Net Unrealized Gains due to realization of items shall be allocated to the Holder receiving the allocation of Profit, in the same amount, under Section 5.1(c) hereof. Subject to Section 5.1(d) hereof, any decrease in Net Unrealized Gains or increase in Net Unrealized Loss on any day during the Fiscal Year shall be allocated to the Holders' Book Capital Accounts at the end of such day, in proportion to the Holders' respective Book Capital Account balances at the commencement of such day.

     (c) Profit and Loss. Subject to Section 5.1(d) hereof, Profit and Loss occurring on any day during the Fiscal Year shall be allocated to the Holders' Book Capital Accounts at the end of such day in proportion to the Holders' respective Book Capital Account balances at the commencement of such day.

     (d) Other Book Capital Account Adjustments.

          (i) Any allocation pursuant to Section 5.1(a), (b) or (c) above shall be prorated for increases in each Holder's Book Capital Account resulting from Capital Contributions, or distributions or withdrawals from the Trust or Redemptions by the Trust occurring, during such Fiscal Year as of the day after the Capital Contribution, distribution, withdrawal or Redemption is accepted, made or effected by the Trust.

          (ii) For purposes of determining the Profit, Loss, and Net Unrealized Gain or Net Unrealized Loss or any other item allocable to any Fiscal Year, Profit, Loss, and Net Unrealized Gain or Net Unrealized Loss and any such other item shall be determined by or on behalf of the Trustees using any reasonable method under Code Section 706 and the Treasury Regulations thereunder.


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
     5.2. Allocation of Taxable Income and Tax Loss to Tax Capital Accounts.

     (a) Taxable Income and Tax Loss. Subject to Section 5.2(b) and Section 5.3 hereof, which shall take precedence over this Section 5.2(a), Taxable Income or Tax Loss for any Fiscal Year shall be allocated at least annually to the Holders' Tax Capital Accounts as follows:

          (i) First, Taxable Income and Tax Loss, whether constituting ordinary income (or loss) or capital gain (or loss), derived from the sale or other disposition of a Tax Lot of securities or other property shall be allocated as of the date such income, gain or loss is recognized for federal income tax purposes solely in proportion to the amount of unrealized appreciation (in the case of such income or capital gain, but not in the case of any such loss) or depreciation (in the case of any such loss, but not in the case of any such income or capital gain) from that Tax Lot which was allocated to the Holders' Book Capital Accounts each day that such securities or other property was held by the Trust pursuant to Section 5.1(a) and (b) hereof; and

          (ii) Second, any remaining amounts at the end of the Fiscal Year, to the Holders in proportion to their respective daily average Book Capital Account balances determined for the Fiscal Year of the allocation.

     (b) Matched Income or Loss. Notwithstanding the provisions of Section 5.2(a) hereof, Taxable Income, Tax-Exempt Income or Tax Loss accruing on any day during the Fiscal Year constituting Matched Income or Loss, shall be allocated daily to the Holders' Tax Capital Accounts solely in proportion to and to the extent of corresponding allocations of Profit or Loss to the Holders' Book Capital Accounts pursuant to the first sentence of Section 5.1(c) hereof.

     5.3. Special Allocations to Book and Tax Capital Accounts.

     (a) The Designated Expenses computed for each Holder shall be allocated separately (not included in the allocations of Matched Income or Loss, Loss or Tax Loss) to the Book Capital Account and Tax Capital Account of each Holder.

     (b) If the Trust incurs any nonrecourse indebtedness, then allocations of items attributable to nonrecourse indebtedness shall be made to the Tax Capital Account of each Holder in accordance with the requirements of Treasury Regulations Section 1.704-1(b)(4)(iv)(d).

     (c) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, Taxable Income and Tax Loss with respect to any property contributed to the capital of the Trust shall be allocated to the Tax Capital Account of each Holder so as to take into account any variation between the adjusted tax basis of such property to the Trust for federal income tax purposes and such property's Fair Market Value at the time of contribution to the Trust.

     5.4. Other Adjustments to Book and Tax Capital Accounts.

     (a) Any election or other decision relating to such allocations shall be made by the Trustees in any manner that reasonably reflects the purpose and intention of these procedures.

     (b) Each Holder will report its share of Trust income and loss for federal income tax purposes in accordance with the allocations effected pursuant to
Section 5.2 hereof.


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
     (c) Eaton Vance Management may adopt such policies and modifications with respect to allocation of Taxable Income and Taxable Loss among the Holders as Eaton Vance Management deems appropriate in its sole discretion fo rpurposes of satisfying relevant tax law considerations, including Section 704 of the Code and the regulations thereunder.

     5.5. Timing of Tax Allocations to Book and Tax Capital Accounts. Allocation of Taxable Income, Tax-Exempt Income and Tax Loss pursuant to Section 5.2 hereof for any Fiscal Year, unless specified above to the contrary, shall be made only after corresponding adjustments have been made to the Book Capital Accounts of the Holders for the Fiscal Year as provided pursuant to Section 5.1 hereof.

     5.6. Redemptions During the Fiscal Year. If a Redemption occurs prior to the end of a Fiscal Year, the Trust will treat the Fiscal Year as ended for the purposes of computing the redeeming Holder's distributive share of Trust items and allocations of all items to such Holder will be made as though each Holder were receiving its allocable share of Trust items at such time. All items so allocated to the redeeming Holder will be subtracted from the items to be allocated among the other non-redeeming Holders at the actual end of the Fiscal Year. All items allocated among the redeeming and non-redeeming Holders will be made subject to the rules of Code Sections 702, 704, 706 and 708 and the Treasury Regulations promulgated thereunder.

                                   ARTICLE VI

                                   Withdrawals
                                   -----------

     6.1. Partial Withdrawals. At any time any Holder shall be entitled to request a withdrawal of such portion of the Interest held by such Holder as such Holder shall request. The Trust may atisfy any such request by a distribution of cash or subject to Section 6.3, other assets.

     6.2. Redemptions. At any time a Holder shall be entitled to request a Redemption of all of its Interest. A Holder's Interest may be redeemed at any time during the Fiscal Year by a cash distribution or, at the option of the Trust, and subject to Section 6.3, by a distribution of assets.

     6.3. Distribution in Kind. If specified by the redeeming Holder, the Trust shall satisfy a Redemption request by distributing securities held in the Trust at the time of the Redemption that were contirbuted to the Trust by such Holder. Without the consent of Belvedere Capital Fund Company LLC (the "Company"), the Trust shall not distribute securities that were contributed to the Trust by the Company to any other person. If a withdrawing Holder receives a distribution in kind, then unrealized income, gain, loss or deduction attributable to such property shall be allocated among the Holders as if there had been a disposition of the property on the date of distribution in compliance with the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(e).


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
                                   ARTICLE VII

                                   Liquidation
                                   -----------

     7.1. Liquidation Procedure. Subject to Section 7.4 hereof, upon dissolution of the Trust, the Trustees shall liquidate the assets of the Trust, apply and distribute the proceeds thereof as follows:

     (a) first to the payment of all debts and obligations of the Trust to third parties, including without limitation the retirement of outstanding debt, including any debt owed to Holders or their affiliates, and the expenses of liquidation, and to the setting up of any Reserves for contingencies which may be necessary; and

     (b) then in accordance with the Holders' positive Book Capital Account balances after adjusting Book Capital Accounts for allocations provided in
Article V hereof and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2) (ii)(b)(2).

     7.2. Alternative Liquidation Procedure. Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the Trust assets would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Trust is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Trust except those necessary to satisfy the Trust's debts and obligations or distribute the Trust's assets to the Holders in liquidation.

     7.3. Cash Distributions Upon Liquidation. Except as provided in Section 7.2 hereof, amounts distributed in liquidation of the Trust shall be paid solely in cash.

     7.4. Treatment of Negative Book Capital Account Balance. If a Holder has a negative balance in its Book Capital Account following the liquidation of its Interest, as determined after taking into account all capital account adjustments for the Fiscal Year during which the liquidation occurs, then such Holder shall restore the amount of such negative balance to the Trust by the later of the end of the Fiscal Year or 90 days after the date of such liquidation so as to comply with the requirements of Treasury Regulations
Section 1.704-1(b)(2)(ii)(b)(3). Such amount shall, upon liquidation, be paid to creditors of the Trust or distributed to other Holders in accordance with their positive Book Capital Account balances.


                                       9